Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

November 14, 2016	Company Contact
FOR IMMEDIATE RELEASE	Jacqueline E. Burwitz
Vice President,
Investor Relations
314-985-2169

ENERGIZER HOLDINGS, INC. DECLARES DIVIDEND
FOR FIRST QUARTER OF FISCAL 2017

ST. LOUIS, November 14, 2016. Energizer Holdings, Inc. (NYSE: ENR) announced that its Board of Directors has declared a dividend for the first quarter of its fiscal 2017 of $0.275 per share of Common Stock, payable on December 15, 2016 to all shareholders of record as of the close of business on November 30, 2016.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, MO, is one of the world’s largest manufacturers of primary batteries and portable lighting products and is anchored by its two globally recognized brands Energizer® and Eveready®. Energizer is also a leading designer and marketer of automotive fragrance and appearance products from recognized brands such as Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL® and Eagle One®. As a global branded distributor of consumer products, our mission is to lead the charge to deliver value to our customers and consumers better than anyone else. Visit www.energizerholdings.com for more details.

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